FG GROUP HOLDINGS INC.

NYSE American: FGH

SECOND QUARTER 2023 RESULTS

Forward-Looking Statements and Non-GAAP Financial Measures

This presentation may include forward-looking statements. Any statements contained herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might," or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this presentation that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the "Risk Factors" section contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, as filed with the Securities and Exchange Commission and in our other public filings with the Securities and Exchange Commission. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

This presentation also contains references to non-GAAP financial measures. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes stock-based compensation, fair value adjustments, severance, equity method income (loss), foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains. Adjusted EBITDA is used internally in planning and evaluating the Company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results. Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company's performance. Adjusted EBITDA has limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP, including: (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Q2 Investment Highlights

- Completed initial public offering of Strong Global Entertainment, retaining controlling position with current 84.0% ownership
- Consolidated revenue and Adjusted EBITDA more than doubled YoY
- Non-consolidated equity holdings - multiple growth catalysts
- Real estate holdings in US and Canada
- “Sum of the parts” significantly exceeds FGH market capitalization

FG Group Holdings At-A-Glance

STRONG GLOBAL ENTERTAINMENT

GREENFIRST FOREST PRODUCTS

FIREFLY

FG FINANCIAL GROUP INC.

Real Estate Holdings

Controlling Interest

Trusted brand deeply embedded in the global entertainment industry; industry leader in screens and services

Minority Equity Holdings

Top-ten lumber producer in Canada

Fast growing street-level digital media platform

Reinsurance and asset management holding company

Commercial Real Estate

Valuable land and buildings - US & Canada


STRONG
GLOBAL ENTERTAINMENT
NYSE: SGE

STRONG
MDI SCREENS

STRONG
TECHNICAL SERVICES

STRONG
STUDIOS

Q2 2023 Highlights

- **Completed initial public offering** in May 2023
- **Revenue and Adjusted EBITDA more than doubled YoY** with increased demand for screens & services and our first significant sale of IP at Strong Studios
- Established dedicated installation team making SGE a **true end-to-end cinema solutions provider**
- **Added new customer relationships**, including a preferred screen partnership with **Kinepolis**, our first major European addition, and an exclusive service partnership with **MJR Theatres**
- Strong Studios completed the sale of a portion of its *Safehaven* intellectual property, resulting in **initial revenue of $6.4 million**

Growth Continues

24% Screen Sales YoY Increase	**43%** Cinema Services Revenue YoY Increase
32% Equipment Sales YoY Increase	**$6.4M** Initial Strong Studios IP Revenue

FG GROUP HOLDINGS INC.

Growth Drivers

Blockbusters continue to drive cinema resurgence worldwide with **record-breaking box office performances**

Laser upgrade cycle propelling revenue growth in screens and services

Growing market share with new customers and expanded capabilities

Expanding global influence with expedited shipping capabilities for clients in Europe and the Middle East

Non-cinema revenue opportunities increasing with Eclipse Immersive Screens & Strong Studios

MINORITY EQUITY HOLDINGS


GREENFIRST
FOREST PRODUCTS
TSX:GFP

World-Class Forest Products Company

- **Monetizing non-core operations and assets**
- Focused on **optimizing valuable Ontario operations**
- **Improved operational efficiencies** have begun to yield positive results
- **Strengthened balance sheet** by reducing its outstanding debt
- **Lumber duty rates reduced 20% to 8%** - significant favorable impact to future operating results
- In May 2022, **Interfor Corporation acquired a minority stake in GreenFirst**, approximately 16.2%

FG FINANCIAL GROUP INC.

NASDAQ: FGF, FGFPP

Growing Reinsurance, Asset Management And Merchant Banking Business

- **Reinsurance business performing well**
  - Growth in net premiums earned and net investment income – **drove Q1 net underwriting profits > $1M**
- **Growing Merchant Banking platform**
  - Launched **FG Communities** and **Craveworthy**
  - Two SPACs announced business combinations:
    - FG Merger Corp. with **iCoreConnect**
    - FG Acquisition Corp. with **ThinkMarkets**

FIREFLY


She's an athlete.
She's a fashion designer.
She's a mother.
She's a champion.
WHEATIES
4G30

Leading Next Generation Mobility Advertising Network

- **Leading provider of mobility-based digital out of home (DOOH) media solutions**
- Proprietary screens empower brands to efficiently engage consumers in **major markets**
- **Expanding international reach –** Recently announced expansions into UK, Canada, Abu Dabi markets
- Recently helped drive significant lift in vehicle sales proving that Firefly is the **next step in full-funnel measurement attribution for the DOOH space**[1]
- DOOH Market is projected to reach US$ 58.7 billion by 2030, at a CAGR of 11.6% during the forecast period 2023-2030[2]

Preferred shares valued at $13M[3]

FGH is one of their largest shareholders with Google Ventures and NFX

[1] Firefly news release, 05.18.23
[2] Contrive Datum Insights, 03.15.23
[3] As of 06.30.23

FINANCIAL REVIEW

Consolidated Financial Summary

($ in thousands)

	Q2 '23	Q2 '22	Favorable (Unfavorable)	Favorable (Unfavorable) %
Revenue	$ 18,022	$ 9,143	$ 8,879	97.1 %
Gross profit	7,447	2,420	5,027	207.7 %
Gross margin %	41.3%	26.5%	14.8%	
SG&A	8,220	3,305	(4,915)	(148.7)%
Gain on disposal of assets	5	-	5	N/M
Loss from operations	(768)	(885)	117	13.2 %
Loss on equity holdings	(1,647)	(4,178)	2,531	(60.6)%
Loss from equity method holdings	(2,043)	(960)	(1,083)	112.8 %
Net loss attributable to FG Group Holdings	(5,273)	(5,598)	325	(5.8)%
Adjusted EBITDA*	2,600	(371)	2,971	800.8 %

- Continued growth in cinema services and screen revenue fueled revenue and gross profit increases
- First significant sale of IP at Strong Studios
  - G&A increase primarily related to recognition of future participation costs

*See Non-GAAP reconciliation to GAAP equivalent in appendix

Balance Sheet

($ in thousands)

	06/30/23	12/31/22	12/31/21
Assets			
Cash and cash equivalents and restricted cash	$ 4,966	$ 3,789	$ 8,881
Other current assets	21,542	14,427	12,894
Equity holdings	30,240	37,522	41,133
Film and television programming rights, net	7,691	1,501	-
Goodwill and intangible assets	904	887	1,011
Other long-term assets	13,752	13,627	11,890
Total assets	**$ 79,095**	**$ 71,753**	**$ 75,809**
Liabilities			
Accounts payable & accrued expenses	$ 11,158	$ 9,542	$ 7,239
Deferred revenue and customer deposits	1,143	1,787	3,292
Short-term debt	14,927	2,510	2,998
Long-term debt	5,118	5,220	128
Lease liabilities	1,227	1,040	4,163
Other liabilities	5,210	4,956	5,712
Total liabilities	**$ 38,783**	**$ 25,055**	**$ 23,532**
Stockholders' equity	**$ 40,312**	**$ 46,698**	**$ 52,277**
Total liabilities and stockholders' equity	**$ 79,095**	**$ 71,753**	**$ 75,809**

Trading at Significant Discount to Sum of the Parts

FG Group Holdings Market Cap[1]

~$38M

Sum of the Parts

Strong Global Entertainment[1]	$15M
GreenFirst[1]	$12M
FG Financial[1]	$5M
Firefly[2]	$13M
Real Estate	$20M

~$65M

[1] Market value as of 6.30.23
[2] Book value as of 6.30.23

APPENDIX

Reconciliation of Net Loss to Adjusted EBITDA

($ in thousands)

	Three Months Ended June 30,	
	2023	2022
Net loss attributable to FG Group Holdings	$ (5,273)	$ (5,598)
Interest expense, net	133	87
Income tax expense (benefit)	349	(303)
Depreciation and amortization	2,111	336
EBITDA	(2,680)	(5,478)
Stock-based compensation expense	810	175
Equity method holding loss	2,043	960
Loss (gain) on equity holdings	1,647	4,178
IPO related expenses	408	-
Foreign currency transaction (gain) loss	377	(206)
Gain on disposal of assets	(5)	-
Adjusted EBITDA attributable to FG Group Holdings	$ 2,600	$ (371)